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                                                                     Exhibit 4.7

                     PIGGYBACK REGISTRATION RIGHTS AGREEMENT


          This Piggyback Registration Rights Agreement dated as of January 27, 2000 (this "Agreement") is entered into by and among Interliant, Inc., a Delaware corporation (the "Company"), and each Person signatory hereto and each Person that becomes signatory hereto after the date hereof as contemplated hereby (each a "Stockholder" and together the "Stockholders").

                              W I T N E S S E T H :

          WHEREAS, during the first quarter of 2000, the Company at one or more closings is selling Equity Securities to certain Persons pursuant to certain Securities Purchase Agreements between the Company and such Persons (the Persons acquiring Equity Securities from the Company during the first quarter of 2000 are hereafter referred to as the "First Quarter 2000 Persons") and it is a condition to the consummation of the transactions contemplated by those agreements that the Company grant such First Quarter 2000 Persons certain piggyback registration rights as contemplated by this Agreement;

          WHEREAS, the Company has previously granted piggyback registration rights to the Prior Piggyback Persons (as defined herein) pursuant to (1) that certain Investors Agreement, dated as of January 28, 1999, (2) that certain Registration Rights Agreement, dated as of December 8, 1997, (3) that certain Shareholders Agreement, dated as of March 10, 1999, (4) that certain Agreement and Plan of Merger (relating to Triumph Technologies, Inc.), dated November 12, 1999, (5) that certain Agreement and Plan of Merger (relating to Triumph Development, Inc.) dated November 12, 1999 and (6) that certain Agreement and Plan of Merger (relating to The Jacobson Group, Inc.) dated December 21, 1999;

          WHEREAS, the parties hereto contemplate that after the date hereof, some or all of the Prior Piggyback Persons shall become party to this Agreement and shall become a Stockholder and Holder hereunder;


          NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                                   Article I.

                                   DEFINITIONS

          Section 1.01 Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

                  "Affiliate" shall mean, with respect to any Person, any person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

                  "Equity Securities" shall mean any Common Stock, any securities exercisable or exchangeable for or convertible into Common Stock and any rights, options or warrants to acquire any of the foregoing.

                  "First Quarter 2000 Persons" shall mean those Stockholders described in the recitals hereto.

                  "Holders" shall mean (1) the First Quarter 2000 Persons; (2) any of the Prior Piggyback Persons who agree to become party to this Agreement; and (3) New Purchasers, provided, however, that the First Quarter 2000 Persons shall only be Holders hereunder on or after January 27, 2001.

                  "Jacobson Persons" shall mean Patricia K. Jacobson, Barry H. Jacobson, Richard W. Weissberg, Michael S. Kirschenbaum and Elizabeth W. Reiland.

                  "New Purchasers" shall mean Persons who acquire Equity Securities of the Company in connection with an acquisition by the Company following the date of this Agreement and who are granted piggyback rights which are pari passu with the piggyback rights granted to the Holders hereunder.

                  "Non-Party Prior Piggyback Persons" shall mean such Prior Piggyback Persons who do not become party to this Agreement.

                  "Person" shall mean and include an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a trust or estate, a government or any department or agency thereof, or any other entity or governmental body.

                  "Prior Piggyback Person" shall mean any member (and "Prior Piggyback Persons" shall mean all members) of the following groups: (1) the Wolf Persons, (2) WHO, (3) the Softbank Persons, (4) the Triumph Persons and (5) the Jacobson Persons.

                  "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with its obligations under Sections
2.01 and 2.04 hereof, including without limitation, all SEC, NASD and stock exchange or NASDAQ registration and filing fees

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

and expenses, fees and expenses of compliance with applicable state securities or "blue sky" laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of securities registered in accordance with this Agreement), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which such securities are listed, fees and disbursements of counsel for the Company and all independent certified public accountants retained by the Company (including the expenses of any annual audit and "cold comfort" letters required by or incident to such performance and compliance), all reasonable fees and expenses of one counsel to the Holders participating in a Piggyback Registration, the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including the fees and expenses of any "qualified independent underwriter" required by the NASD), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company in connection with such registration, all transfer taxes with respect to the shares of Common Stock sold by a Stockholder and all other expenses incurred by Stockholders customary for and incidental to the sale and delivery of the shares of Common Stock to be sold by such Stockholders (but not including any underwriting discounts or commission, if any, attributable to the sale of Common Stock by holders of such Common Stock other than the Company).

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Softbank Persons" shall mean Softbank Technologies Venture IV, L.P. and Softbank Technologies Advisors Fund, L.P.

                  "Triumph Persons" shall mean Steven R. Munroe, Brad D. Munroe, Peter Hawtrey and Robert F. Munroe.

                  "WHO" shall mean WEB Hosting Organization L.L.C., a Delaware limited liability company.

                  "Wolf Persons" shall mean Mathew Wolf, Ann Weltchek Wolf 1995 Marital Trust, Mathew D. Wolf Children's Trust, Michael August and Broadview Holdings LLP.

                                   Article II.

                               REGISTRATION RIGHTS

                  Section 2.01 Piggyback Registration. (a) If the Company proposes (including in connection with any demand registration which a Person may have) to file any registration statement under the Securities Act with respect to any Common Stock (other than pursuant to a registration statement on Form S-4 or S-8 or any successor or similar forms in connection with an exchange offer or any offering of securities solely to the Company's then existing stockholders or employees of the Company and its subsidiaries), the Company shall give written notice of such proposed filing to the Holders at least 30 days prior to such proposed filing. Such notice shall offer to the Holders the opportunity to include in such registration statement for

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resale by the Holders, such number of shares of Common Stock each may request in a written notice to the Company (which notice shall specify the number of shares to be disposed of by such Holder and the intended method of disposition thereof) within 20 days after the receipt of such notice from the Company (a "Piggyback Registration"). The Company shall permit, or shall cause the managing underwriter of any such proposed offering to permit, the shares of Common Stock requested to be included in the registration to be included on the same terms and conditions as are applicable to the other shares of Common Stock included in such registration statement, subject to Section 2.01(b) below. The Company shall not be required to maintain the effectiveness of the registration statement beyond the earlier to occur of (i) 180 days after the effective date of the registration statement; and (ii) consummation of the distribution by the Holders of the shares of Common Stock that are included in such registration statement.

                  (b) If the managing underwriter or underwriters, if any, advise the Holders in writing that in its or their opinion, the number of shares of Common Stock proposed to be sold in such registration (including shares of Common Stock to be included pursuant to Section 2.01(a) above) will materially adversely affect the success of such offering, the Company will include in such registration the number of shares of Common Stock, if any, which in the opinion of such underwriter or underwriters, or the Company, as the case may be, can be sold as follows: (i) first, the shares the Company proposes to sell (or, in the case of a demand registration, the shares of Common Stock the Person(s) initiating such demand registration proposes to sell); and (ii) second, the shares of Common Stock requested to be included in such registration by the Holders and the Non-Party Prior Piggyback Persons; provided that (a) if all the shares of Common Stock requested to be included in such Piggyback Registration set forth above are not to be included, selection of shares of Common Stock to be included shall be made pro rata based on the number of shares of Common Stock that such Holder and the Non-Party Prior Piggyback Persons hold and (b) none of the Holders shall have the right to register shares pursuant to this Section
2.01 if the Company is at such time, and has been continuously during the immediately preceding three years, subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act and such Holder is then entitled to sell all of its shares of Common Stock without any volume restrictions pursuant to Rule 144 of the Securities Act or all of such shares of Common Stock may be sold pursuant to Rule 144(k) of the Securities Act.

                  Section 2.02 Holdback Agreement. Notwithstanding any other provision in this Article 2, the Company and the Stockholders each agree that it will not, and the Company shall use its best efforts to not permit any Affiliate to (and it shall be a condition to the rights of each Stockholder under this Article 2 that such Stockholder does not) offer for public sale any shares of Equity Securities, or effect any sale of securities pursuant to Rule 144, during the 10 days prior to and the 180 days after the closing date of any underwritten offering of Equity Securities unless such shares are covered by such registration statement or such shorter period is agreed to by any managing underwriter or underwriters of such offering.

                  Section 2.03 Expenses. All Registration Expenses, disbursements and fees incurred by the Company and the Holders in connection with any registration under this Article 2 shall be borne by the Company.

                  Section 2.04 Registration Procedures. In connection with the registration of shares of Common Stock under the Securities Act pursuant to this Agreement, the Company, will

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

furnish each Holder whose shares of Common Stock are registered thereunder and each underwriter, if any, with a copy of the registration statement (including all exhibits thereto) and all amendments thereto and will supply each such Holder and each underwriter, if any, with copies of any prospectus included therein (including a preliminary prospectus and all amendments and supplements thereto) in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration.

                  Notwithstanding anything to the contrary herein, the only securities which the Company shall be required to register subject to and pursuant to this Article 2 shall be shares of Common Stock; provided, however, that in any underwritten public offering, the Holders of any outstanding Equity Securities shall be entitled to sell such Equity Securities to the underwriters for exercise, exchange or conversion and sale of the shares of Common Stock issued upon exercise, exchange or conversion thereof.

                  It is hereby agreed that the Holders shall have piggyback registration rights, as described in this Article 2, only with respect to the Equity Securities that such Person initially acquired from the Company, provided, however, that to the extent that any of the Triumph Persons and/or the Jacobson Persons become Holders hereunder, such Person shall have piggyback registration rights with respect to any earnout shares that such Person may receive from the Company pursuant to the terms of the merger agreement to which such Persons, on the one hand, and the Company, on the other hand, are parties.

                  In connection with the Company's registration obligations pursuant to this Article 2, the Company will use its best efforts to effect such registration to permit the sale of such shares of Common Stock in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will:

                  (a) prepare and file with the SEC, as soon as practicable after receiving a written notice pursuant to Section 2.01, a registration statement on any appropriate form under the Securities Act, which form shall be selected by the Company (and shall be reasonably acceptable to any managing underwriter chosen by holders of shares covered by such registration statement) and shall be available for the sale of the shares in accordance with the intended method or methods of distribution thereof, and use its reasonable efforts to cause such registration statement to become effective; provided that before filing a registration statement or any prospectus related thereto or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company will furnish copies of all such documents proposed to be filed to the holders of the shares covered by such registration statement and underwriters, if any, and make the Company's representatives available for discussion of such documents and other relevant matters and shall reasonably consider such changes in such documents prior to the filing thereof as such holders or underwriters may timely and reasonably request. If any Holder whose shares of Common Stock are covered by such registration statement shall reasonably object to any disclosure in or omission from any registration statement or any amendment thereto or any prospectus or any supplement thereto (including documents incorporated by reference) which the Company in good faith on the advice of counsel believes is necessary or appropriate to be included therein or omitted therefrom, and prior to the effectiveness of such registration advises the Company that it chooses not to participate in such offering, such Holder may choose not to participate in such offering;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to the registration statement as may be necessary to keep such registration statement effective for the required duration thereof; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the relevant provisions of the Securities Act during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus;

                  (c) notify the selling Holders and the managing underwriters, if any, promptly, and (if requested by any such holders) confirm such advice in writing, (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any written notification with respect to the suspension of the qualification of any of the shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact known to the Company which results in a registration statement, a prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (d) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest practicable moment;

                  (e) if reasonably requested by the managing underwriters or a selling Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or a selling Holder agree should be included therein, subject to the last sentence of
Section 2.04(a); and promptly make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                  (f) prior to any public offering of Common Stock, register or qualify or cooperate with the selling Holders, the managing underwriters, if any, and their respective counsel in connection with the registration or qualification of such shares for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any selling Holder or underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the shares of Common Stock covered by the applicable registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to be so qualified or to take any action which would subject itself to taxation (other than a nominal amount) in any such jurisdiction or to general service of process in any jurisdiction where it is not then so subject;

                  (g) cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing shares of Common Stock to be sold and not bearing any restrictive legends; and enable such shares to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of shares to the underwriters;

                  (h) use its best efforts to cause the shares covered by the applicable registration statement to be listed or registered with or approved by any stock exchange or quotation system on which the shares of Common Stock are then listed and by such governmental agencies or authorities within the United States as may be reasonably necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such shares;

                  (i) if any fact contemplated by Section 2.04(c)(E) shall exist, prepare a supplement or post-effective amendment to the applicable registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the shares of Common Stock being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (j) provide a CUSIP number for all shares of Common Stock, no later than the effective date of the applicable registration statement;

                  (k) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such shares of Common Stock and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration: (A) make such representations and warranties to the holders of such shares and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (B) obtain opinions of counsel to the Company (including counsel which may be an employee of the Company) and updates thereof which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, covering the matters customarily covered in opinions requested by such holders and underwriters; (C) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants, addressed to the selling Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comforts" letters to underwriters in connection with primary underwritten offerings; (D) if any underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 2.05 with respect to all parties to be indemnified pursuant to such Section 2.05; and (E) the Company shall deliver such documents and certificates as may be reasonably requested by the Holders of the Common Stock being sold and the managing underwriters, if any, to evidence compliance with clause (A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent otherwise reasonably required thereunder;

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                  (l) upon reasonable and timely request, make available for inspection during normal business hours by a representative of each Holder, any underwriter participating in any disposition pursuant to a registration statement and any attorney or accountants retained by such selling Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by such representative, underwriter, attorney or accountant in connection with such registration statement; provided, that such Holders, underwriters, attorneys or accountants execute prior thereto an agreement with the Company that all such records, information or document shall be kept confidential by such persons unless (A) disclosure of such records, information or documents is required by law or by court or administrative order, or (B) such records, information or documents are or become (but only when they become) generally available to the public other than as a result of disclosure in violation of this paragraph; and

                  (m) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to the Holders earnings statements satisfying the provisions of Section 1l(a) of the Securities Act no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which shares of Common Stock or Equity Securities are sold to underwriters in an underwritten offering, or (B) if not sold to underwriters in such an offering beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statements shall cover such 12-month periods.

                  The Company may require each Holder who is a party hereto as to which any registration is being effected to furnish to the Company such information and undertakings as it may reasonably request regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

                  Each Holder who is a party hereto agrees (i) that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(c)(E) such Holder will forthwith discontinue such Holder's disposition of shares of Common Stock pursuant to the registration statement relating to such shares until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(i) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies then in such Holder's possession of the prospectus relating to such shares current at the time of receipt of such notice and (ii) that such Holder will immediately notify the Company, at any time when a prospectus relating to the registration of such shares is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  Section 2.05 Indemnification and Contribution(a) . (a) Indemnification(i) . (i) In the event of any registration under the Securities Act of any shares of Common Stock pursuant to this Article 2, the Company hereby agrees to indemnify and hold harmless each Holder offering or selling such shares and any underwriter, and their respective officers, directors, stockholders,

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

members, partners and affiliates, in connection with such offer or sale against such losses, claims, damages, liabilities, costs or expenses (including reimbursement for reasonable legal and other expenses) to which any such person may become subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any application or other filing under any "blue sky" or state securities law, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), cost or expense arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, or application or other filing, in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by any Holder or underwriter, specifically for inclusion in such documentation or filing.

(ii) In the event of any registration under the Securities Act of any shares of Common Stock pursuant to this Article 2, each Stockholder whose shares of Common Stock are included in such registration hereby agrees to indemnify and hold harmless, (but only up to an amount, with respect to such Stockholder, not in excess of the net proceeds realized by such Stockholder from the sale of its shares of Common Stock registered pursuant to such registration statement), the Company and its officers, directors, stockholders and affiliates, and any underwriter, and their respective officers, directors, stockholders and affiliates, in connection with such offer or sale against such losses, claims, damages, liabilities, costs or expenses (including reimbursement for reasonable legal and other expenses) to which any such person may become subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities, costs or expenses arise out of or are based solely upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any application or other filing under any "blue sky" or state securities law, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, or application or other filing, is contained in any written information furnished to the Company through an instrument duly executed by such Stockholder specifically for inclusion in such documentation or filing.

                  (b) Contribution. (i) If the indemnification provided for in
Section 2.05(a) is unavailable to persons to be indemnified pursuant thereto in respect of any losses, claims, damages, liabilities, costs or expenses referred to therein, then the Company, in lieu of indemnifying such person, shall contribute to the amount paid or payable by such person as a result of such losses, claims, damages, liabilities, costs or expenses, in such proportion as is appropriate to reflect the relative fault of the Company and such persons in connection with the actions which resulted in such losses, claims, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and such persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the Company or such persons, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, costs and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.05(b) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.05(b), an indemnified person shall not be required to contribute any amounts in excess of the amount by which the total price at which the shares of Common Stock were sold by such indemnified person and distributed to the public exceeds the amount of any damages which such indemnified person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and provided, however, that such Stockholder's aggregate liability shall be limited to the net proceeds realized by such Stockholder in such offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (iii)             If  indemnification  is available under this
                                    Article 2, the Company shall  indemnify each
                                    indemnified   party  to  the   full   extent
                                    provided   herein   without  regard  to  the
                                    relative   fault  of  the   Company  or  the
                                    indemnified party or any other equitable consideration provided for in this Section 2.05(b).

                  (iv) In the event that any provisions of an indemnification clause in an underwriting agreement  executed  by  or on  behalf  of a
                                    Holder  differs  from a  provision  in  this
                                    Article   2,   such    provision    in   the
                                    underwriting  agreement shall determine such
                                    Holder's rights in respect thereof.

                                  Article III.

                               STOCKHOLDER CONSENT

                  Section 3.01 Consent. Each Stockholder hereby consents to the inclusion of (x) any First Quarter 2000 Persons, (y) any Prior Piggyback Persons and (z) any New Purchasers as Holders and Stockholders under this Agreement, provided, however, that New Purchasers shall become Holders under this Agreement at such time as may be agreed by the Company and such New Purchasers. Each First Quarter 2000 Person, Prior Piggyback Person and New Purchaser shall become a party to this Agreement upon execution of a counterpart signature page of this Agreement and delivery thereof to the Company. Each Stockholder hereby consent to the amendment of Schedule I hereto from time to time to add the name and notice address of a Stockholder when such Person becomes party to this Agreement.

                  Section 3.02 Amendment. Each Stockholder agrees that if in connection with the admission of any of the Persons identified in items (x), (y) and (z) of Section 3.01 above as a party to this Agreement, such Person requests an amendment to this Agreement which would be beneficial to all Stockholders, the Company shall be entitled to effect such amendment to this Agreement without the consent of the Stockholders. Notwithstanding anything set forth in this Agreement, to the extent that an amendment to any provision of this Agreement only affects a particular Stockholder, the Company may effect such amendment without the consent of the other Stockholders.



                                   Article IV.

                                  MISCELLANEOUS

                  Section 4.01 Injunctive Relief. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with certain of the obligations imposed on them by this Agreement, including, without limitation, those obligations set forth in Article II and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of such provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

                  Section 4.02 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  Section 4.03 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.


                  Section 4.04 Entire Agreement; Amendment; Waiver. This Agreement (i) contains the entire agreement among the parties hereto with respect to the subject matter hereof, (ii) supersedes all prior written agreements and negotiations and oral understandings, if any, with respect thereto, and (iii) may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by the Company and a majority in interest of the Holders

(calculated on a fully diluted basis). No waiver of any term or provision shall be effective unless in writing signed by the party to be charged and such waiver shall not be effective as to any other provision of this Agreement. Notwithstanding the foregoing, no written instrument shall be required to be signed by any Stockholder in connection with the amendment of Schedule I as contemplated by Section 3.01.

                  In compliance with and not in limitation of item (ii) above, to the extent a Prior Piggyback Person becomes party to this Agreement, the piggyback rights provision set forth below applicable to such Prior Piggyback Person shall be automatically and expressly superseded by this Agreement:

                  (a) Registration Rights Agreement, dated as of December 8, 1997: Section 3
                  (b)      Investors  Agreement,  dated as of January 28,  1999:
                           Article IV
                  (c)      Shareholders  Agreement,  dated as of March 10, 1999:
                           Article IV
                  (d) Agreement and Plan of Merger (Triumph Technologies, Inc.), dated as of November 12, 1999: Article VII
                  (e) Agreement and Plan of Merger (Triumph Development, Inc.), dated as of November 12, 1999: Article VII
                  (f) Agreement and Plan of Merger (The Jacobson Group, Inc.), dated as of December 21, 1999; Article VII.

                  Section 4.05 Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of the parties hereto and, subject to the terms and provisions hereof, their respective legal representatives, successors and permitted assigns. The rights granted to a Holder pursuant to this Agreement may be assigned by such Holder to a transferee or assignee of such Holder in connection with any transfer or assignment of Equity Securities held by such Holder representing 25% or more of the Equity Securities initially acquired by such Holder from the Company.

              Section 4.06 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                  Section 4.07 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, all of which taken together shall be deemed but one and the same instrument.

                  Section 4.08 Notices. All notices and other communications provided for or given or made hereunder shall be in writing (including delivery by facsimile transmission) and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth on Schedule I, or such other address for the party as shall be specified by notice given pursuant hereto.

                  Any notice to the Company shall be given as follows: at Two Manhattanville Road, Purchase, New York 10577, Attention: General Counsel, with a copy to E. Ann Gill, Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, NY 10019.

                  Section 4.09 Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

                  Section 4.10 Confidentiality. Each Stockholder agrees to keep confidential any information provided to them by the Company pursuant to this Agreement and the agreement by which such Stockholder acquired securities of the Company, provided, however, that (i) any of such information may be disclosed to any such parties' partners, directors, officers, employees and advisors who need to know such information (it being understood that such partners, directors, officers, employees and advisors shall be informed by such party of the confidential nature of such information and shall be directed to treat such information confidentially), (ii) any such information may be disclosed following prior notice if required by subpoena, applicable law or stock exchange rules; and (iii) any disclosure of such information may be made with respect to which the Company consents in writing. The provisions of this Section 4.10 shall not apply to information which (i) is already known to such party, (ii) is or becomes generally available to the public other than as a result of disclosure by the partners, directors, officers, employees, agents or advisors of such party, or (iii) becomes available to such party on a non-confidential basis from a source other than the Company, provided that such source is not known by such party to be bound by and obligation of confidentiality or secrecy to the Company.

                  IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.

                                SIGNATURE PAGE TO
                  THE PIGGYBACK REGISTRATION RIGHTS AGREEMENT
     DATED AS OF JANUARY 27, 2000 AMONG INTERLIANT, INC. AND THOSE CERTAIN
                         STOCKHOLDERS SIGNATORY THERETO



INTERLIANT, INC.

By:   /s/  Bradley Feld
      -----------------
           Bradley Feld
Title: Co-Chairman
      ---------------



DELL USA L.P.
By: Dell Gen. P. Corp.
its General Partner

By:    /s/ Alex C. Smith
       -----------------
           Alex C. Smith
Title: Vice President
       --------------



NETWORK SOLUTIONS, INC.

By:  /s/  James P. Rutt
     ------------------
          James P. Rutt
Title: Chief Executive Officer
       -----------------------



BMC SOFTWARE, INC.

By:  /s/ M. Brinkley Morse
     ---------------------
         M. Brinkley Morse
Title: Senior Vice President
       ---------------------



MATTHEW WOLF

By:  /s/ Matthew Wolf
     ----------------
         Matthew Wolf

                                SIGNATURE PAGE TO
                  THE PIGGYBACK REGISTRATION RIGHTS AGREEMENT
     DATED AS OF JANUARY 27, 2000 AMONG INTERLIANT, INC. AND THOSE CERTAIN
                         STOCKHOLDERS SIGNATORY THERETO



MICHAEL AUGUST

By:  /s/ Michael August
     ------------------
         Michael August



MATHEW D. WOLF CHILDREN'S TRUST

By:  /s/ Erving Wolf
     ---------------
          Erving Wolf
Title:  Trustee
        -------



ANN WELTCHEK WOLF 1995 MARITAL TRUST

By:  /s/ Erving Wolf
     ---------------
         Erving Wolf
Title:  Trustee
        -------



STEVEN R. MUNROE, ROBERT F. MUNROE, BRAD D. MUNROE
 AND PETER HAWTREY

By:  /s/ Steven R. Munroe
     --------------------
         Steven R. Munroe
Title:  Shareholders Representative
        ---------------------------



PATRICIA K. JACOBSON

By:  /s/ Patricia K. Jacobson
     ------------------------
         Patricia K. Jacobson

                                SIGNATURE PAGE TO
                  THE PIGGYBACK REGISTRATION RIGHTS AGREEMENT
     DATED AS OF JANUARY 27, 2000 AMONG INTERLIANT, INC. AND THOSE CERTAIN
                         STOCKHOLDERS SIGNATORY THERETO



BARRY H. JACOBSON

By:  /s/ Barry H. Jacobson
     ---------------------
         Barry H. Jacobson



RICHARD W. WEISSBERG

By:  /s/ Richard W. Weissberg
     ------------------------
         Richard W. Weissberg



MICHAEL S. KIRSCHENBAUM

By:  /s/ Michael S. Kirschenbaum
     ---------------------------
         Michael S. Kirschenbaum



ELIZABETH W. REILAND

By:  /s/ Elizabeth W. Reiland
     ------------------------
         Elizabeth W. Reiland



RUSSELL REYNOLDS ASSOCIATES

By:  /s/ Albert Morris
     -----------------
         Albert Morris

                                   SCHEDULE I

                     NAME AND NOTICE ADDRESS OF STOCKHOLDERS


DELL USA L.P.

c/o Dell Computer Corporation, Mail Stop 8066, One Dell Way, Round Rock, Texas 78682, Attention: Paul Legris; with a copy to Thomas H. Welch, Jr., Vice President and Deputy General Counsel, Legal Department, Dell Computer Corporation, Mail Stop 8033, One Dell Way, Round Rock, Texas, 78682.

BMC SOFTWARE, INC.
2101 CityWest Blvd., Houston TX 77042, Attention: Robert H. Whilden, Jr.

NETWORK SOLUTIONS, INC.
505 Huntmar Park Drive, Herndon, Virginia 20170; Attention: General Counsel with a copy to Song H. Pak, Piper Marbury Rudnick & Wolfe, 1200 Nineteenth St., NW, Washington, DC 20036-2412.